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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              BIONX IMPLANTS, INC.


          Bionx Implants, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1. The name of the corporation is Bionx Implants, Inc. Bionx Implants, Inc. was originally incorporated under the name Bionix, Inc. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on October 11, 1995.

          2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

          3. The text of the Amended and Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                                   ARTICLE I

          The name of the corporation is Bionx Implants, Inc. (the
"corporation").

                                   ARTICLE II

          The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

          The aggregate number of shares which the corporation shall have authority to issue is forty one million six hundred thousand (41,600,000), divided into thirty one million six hundred thousand (31,600,000) shares of common stock with par value of $.0019 per share and ten million (10,000,000) shares of preferred stock with par value of $.001 per share, of which two million
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(2,000,000) shares shall be designated as Series A Convertible Participating
Preferred Stock. The designation and amount of the Series A Convertible Participating Preferred Stock and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:


          1.  Number of Shares.  The series of Preferred Stock, par value $.001
              ----------------
     per share, authorized and designated as "Series A Convertible Participating Preferred Stock" shall consist of 2,000,000 shares (the "Series A Preferred Stock").

          2.  Dividends.  The holders of Series A Preferred Stock shall be
              ---------
     entitled to receive dividends, separate and apart from any other class or series of capital stock of the corporation, at such time and in such amounts per share of Series A Preferred Stock as the Board of Directors may declare from time to time, whether in cash, in kind or in shares of capital stock of the corporation, payable out of any assets legally available therefor (the "Preferred Dividend"). In addition to any Preferred Dividends, the holders of the Series A Preferred Stock shall be entitled to receive, out of any assets legally available therefor, dividends at the same rate as any dividends (other than dividends paid in additional shares of Common Stock, provided that the adjustments called for in Section 6F below are effected) are paid with respect to the Common Stock, treating each share of Series A Preferred Stock as being equal to the number of shares of Common Stock (including fractions of a share and rounded up to the nearest whole number) into which each share of Series A Preferred Stock is then convertible. No dividend shall be declared or payable in cash or other property of the corporation with respect to the Common Stock other than in the form of shares of Common Stock. The Preferred Dividend described in this Section 2 shall not be cumulative.

          3.  Liquidation; Stated Preference.  Upon any liquidation, dissolution
              ------------------------------
     or winding up of the corporation, whether voluntary or involuntary, the holders of the shares of Series A Preferred Stock shall be entitled to be paid and receive the full amount of their Stated Preference per share of Series A Preferred Stock, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Preferred Stock. For purposes hereof, the Common Stock shall rank on liquidation junior to the Series A Preferred Stock.

               3A. For purposes hereof the "Stated Preference" for each share of Series A Preferred Stock shall be an amount equal to (i) $2.50 per share together with all dividends declared but unpaid thereon and any outstanding Redemption Interest amounts (referred to in Section 7D below), computed to the date payment is made available, plus (ii) an amount equal to the Series A Preferred Stock pro rata share of all remaining assets available for distribution to stockholders of the corporation, being deemed for such purpose to be determined by the number of shares of Common Stock (including fractions of a share rounded up to the nearest whole number) into which the shares of Series A Preferred Stock are then convertible relative to the total number of shares of Common Stock then outstanding; provided, however,
                                                              --------  -------
     that in the event of any "Qualifying Liquidation Event" (as defined below) the holders of Series A Preferred Stock shall be

                                      -2-
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     entitled to receive a Stated Preference in an amount equal to the Series A
     Preferred Stock pro rata share in all of the corporation's assets available for distribution to stockholders, being deemed for such purpose to be determined by the number of shares of Common Stock (including fractions of a share rounded up to the next whole share) into which the shares of Series A Preferred Stock are then convertible relative to the total number of shares of Common Stock then outstanding. For purposes of this Section 3, "Qualifying Liquidation Event" means any liquidation (or event deemed to constitute a liquidation under this Section 3) as to which the total value of net assets, proceeds or consideration available and payable currently (without contingency or escrow and subject to no other offset or liabilities) to all stockholders of the corporation, assuming the conversion to Common Stock of the Series A Preferred Stock and of all outstanding securities, options, warrants and other rights issued or issuable by the corporation, is equal to at least $3.00 per share.

               3B. After the corporation has distributed the full amount of the Stated Preference to the holders of Series A Preferred Stock, the remainder of the corporation's assets legally available to the Stockholders shall be distributed to the holders of capital stock ranking junior to the Series A Preferred Stock in accordance with their respective terms. If upon such liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Preferred Stock shall be insufficient to permit payment in full to the holders of Series A Preferred Stock of the Stated Preference amounts, then the entire assets of the corporation available to be so distributed shall be distributed ratably among the holders of Series A Preferred Stock.

               3C. The following events shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of the provisions of this Section 3: (i) any consolidation or merger of the corporation into or with any other entity or entities which results in the exchange of 40% or more of the outstanding shares of the corporation's voting securities (in a single transaction or a series of related transactions) for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the corporation in a different jurisdiction) upon consummation of which the holders of the corporation's outstanding voting securities immediately prior to such transaction hold less than 55% of the voting securities of the resulting or surviving corporation; and
     (ii) the sale, lease, abandonment, transfer or other disposition by the corporation of 40% or more of its assets (in a single transaction or a series of related transactions).

               3D. In the event of such liquidation event, if the consideration received by the corporation is other than cash, its value will be deemed its fair market value. For this purpose, any securities shall be valued as follows:

               (i) Securities not subject to investment letter or other similar restrictions on free marketability covered by (ii) below:

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                    (a) If traded on a securities exchange or through the Nasdaq
          National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;

                    (b) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                    (c) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock.

               (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above under Section 3D(i) to reflect the approximate fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Series A Preferred Stock.

     In the event the requirements of this Section 3 are not complied with, the corporation shall forthwith either: cause such closing to be postponed until such time as the requirements of this Section 3 have been complied with; or cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 3F hereof.

               3E. Each holder of Series A Preferred Stock shall have the right at any time to convert all or any amount of Series A Preferred Stock into shares of Common Stock in accordance with the terms hereof, or in the case of any such liquidation which constitutes a reorganization or reclassification, any holder of Series A Preferred Stock may elect to receive the benefits of the provisions of Section 6G below.

               3F. The corporation shall give to each holder of record of Series A Preferred Stock written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Stated Preference and the place where said stated payments shall be payable, with such notice to be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than twenty
     (20) days prior to the payment date stated therein, to the holders of record of Series A Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the corporation.

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          4.  Voting.  The holder of each share of Series A Preferred Stock
              ------
     shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded up to the nearest whole number.

               4A.  General.  Except as may be provided otherwise in these terms
                    -------
     of the Series A Preferred Stock or required by law, the Series A Preferred Stock shall vote together with all other voting classes and series of stock of the corporation as a single class on all actions to be taken by the stockholders of the corporation. Each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of shares of Common Stock (including fractions of a share rounded up to the nearest whole share) into which the shares of Series A Preferred Stock are then convertible by its terms (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted).

               4B.  Board Size.  The corporation shall not increase the maximum
                    ----------
     number of directors constituting the Board of Directors to a number in excess of seven (7) without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series.

               4C.  Board Seats.  The holders of the Series A Preferred Stock,
                    -----------
     voting as a separate series, shall be entitled to elect (1) one director of the corporation. The holders of the Series A Preferred Stock and the Common Stock, voting together as a single class, shall be entitled to elect all other directors of the corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the election of the director to be elected solely by the holders of the Series A Preferred Stock. A vacancy in any directorship elected by the holders of the Series A Preferred Stock shall be filled only by vote or written consent of the holders of the Series A Preferred Stock, and a vacancy in the directorships elected jointly by the holders of the Series A Preferred Stock and the Common Stock shall be filled only by vote or written consent of the Series A Preferred Stock and the Common Stock, as provided above.

          5.  Restrictions.  At any time when shares of Series A Preferred Stock
              ------------
     in an amount equal to at least 10% of the number of shares of Series A Preferred Stock

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     originally issued are outstanding, except where the vote or written consent of the holders of a greater number or percentage of shares of the corporation is required by law or by the Certificate of Incorporation and in addition to any other vote required by law or the Certificate of Incorporation, without the approval of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the corporation will not undertake or do any of the following:

               5A. Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series A Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the corporation, or increase the authorized amount of the Series A Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series A Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the corporation, or create or authorize any obligation or security convertible into shares of Series A Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series A Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the corporation, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation, as amended, or by merger, consolidation or otherwise;

               5B. Consent to (i) consolidation or merger of the corporation into or with any other entity or entities which results in the exchange of 40% or more of the outstanding shares of the corporation's voting securities (in a single transaction or a series of related transactions) for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the corporation in a different jurisdiction) after which the holders of the corporation's outstanding voting securities hold less than 55% of the voting securities of the resulting or surviving corporation, or
     (ii) the sale, lease, abandonment, transfer or other disposition by the corporation of 40% or more of its assets (in a single transaction or a series of related transactions); unless upon such event the holders of Series A Preferred Stock and Common Stock held as a result of the exercise of a certain Common Stock Purchase Warrant dated ____________, 1996 (the "Warrant") receive net proceeds at least equal to the "Qualified Return Price" (as defined below);

               5C. Amend, alter or seek a waiver of any term of the Series A Preferred Stock or otherwise amend, alter or repeal its Certificate of Incorporation or By-laws in a way materially adverse to or inconsistent with the terms of the Series A Preferred Stock;

               5D. Purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Series A Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock or dividends or distributions of property made to holders of the Common Stock and Series A Preferred Stock (treating each share of Series A Preferred Stock on the same basis as if it had been converted into

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     Common Stock immediately prior to the record date for such dividend or distribution) if such dividends or distributions are approved by holders of a majority of the shares of Series A Preferred Stock outstanding, and except for the purchase of shares of Common Stock from former employees of the corporation who acquired such shares directly from the corporation, if each such purchase is made pursuant to contractual rights held by the corporation relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by such former employee to the corporation for such shares; or

               5E. Redeem or otherwise acquire any shares of Series A Preferred Stock except as expressly authorized in Section 7 hereof or pursuant to a purchase offer made pro rata to all holders of the shares of Series A Preferred Stock on the basis of the aggregate number of outstanding shares of Series A Preferred Stock then held by each such holder.

               5F. For purposes of Section 5B, "Qualified Return Price" shall mean an amount equal to (i) $2.50 per share (and with respect to the exercised Warrant, the initial exercise price), increased by (ii) thirty-five percent (35%) each year, compounded on an annual basis measured from the date of issuance (or exercise, in the case of the Warrant) to the date of calculation, pro-rated for any partial years, reduced by (iii) the per share amount of any dividends or other distributions on account of the Series A Preferred Stock or Common Stock (issued upon exercise of the Warrant) actually made and paid prior to the date of calculation, which amount, in the case of stock consideration shall be calculated such that the proposed purchase price of shares to be received by holders of Series A Preferred Stock and Common Stock (issued upon exercise of the Warrant) is discounted by 25% unless such shares are freely tradeable.

          6.  Conversions.  The holders of shares of Series A Preferred Stock
              -----------
     shall have the following conversion rights:

               6A.  Right to Convert.  Subject to the terms and conditions of
                    ----------------
     this Section 6, the holder of any share or shares of Series A Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A Preferred Stock (except that upon any liquidation of the corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series A Preferred Stock so to be converted by $2.50 and (ii) dividing the result by the conversion price of $2.50 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this Section 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Preferred Stock into Common Stock and by surrender of a certificate or certificates for

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     the shares so to be converted to the corporation at its principal office
     (or such other office or agency of the corporation as the corporation may designate by notice in writing to the holders of the Series A Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

               6B.  Issuance of Certificates; Time Conversion Effected.
                    --------------------------------------------------
     Promptly after the receipt of the written notice referred to in Section 6A above and surrender of the certificate or certificates for the share or shares of Series A Preferred Stock to be converted, the corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

               6C.  Fractional Shares; Dividends; Partial Conversion.  No
                    ------------------------------------------------
     fractional shares shall be issued upon conversion of Series A Preferred Stock into Common Stock and no adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the corporation shall pay in cash an amount equal to all dividends, accrued and unpaid on the shares of Series A Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in Section 6B. In case the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered exceeds the number of shares converted, the corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the corporation, a new certificate or certificates for the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 6C, be delivered upon such conversion, the corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share, as determined in good faith by the Board of Directors of the corporation.

               6D.  Adjustment of Price Upon Issuance of Common Stock.  Except
                    -------------------------------------------------
     as provided in Section 6E, if and whenever the corporation shall issue or sell, or is, in accordance with Sections 6D(1) through 6D(6), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect

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     immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price determined by multiplying the applicable Conversion Price by a fraction:

               (1) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of shares of Common Stock which the net aggregate consideration, if any, received by the corporation for the total number of such additional shares of Common Stock so issued would purchase at the applicable Conversion Price for the Series A Preferred Stock in effect immediately prior to such issuance, and

               (2) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus (b) the number of such additional shares of Common Stock so issued.

          For purposes of this Section 6D, the following Sections 6D(1) to 6D(6) shall also be applicable:

                    6D(1)  Issuance of Rights or Options.  In case at any time
                           -----------------------------
          the corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such

          Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in
          Section 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                    6D(2)  Issuance of Convertible Securities.  In case the
                           ----------------------------------
          corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in Section 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 6D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                    6D(3)  Change in Option Price or Conversion Rate. Upon the
                           -----------------------------------------
          happening of any of the following events, namely, if the purchase price provided for in any Option referred to in Section 6D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 6D(1) or 6D(2), or the rate at which Convertible Securities referred to in
          Section 6D(1) or 6D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, and any adjustments for dilutive issuances or deemed dilutive issuances of Common Stock subsequent to such time shall be determined based on such readjusted Conversion Price; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

                    6D(4)  Consideration for Stock.  In case any shares of
                           -----------------------
          Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the corporation.

                    6D(5)  Record Date.  In case the corporation shall take a
                           -----------
          record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                    6D(6)  Treasury Shares.  The number of shares of Common
                           ---------------
          Stock outstanding at any given time shall not include shares owned or held by or for the account of the corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this Section 6D.

               6E.  Certain Issues of Common Stock Excepted.  Anything herein to
                    ---------------------------------------
     the contrary notwithstanding, the corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance from and after the date of filing of these terms of the Series A Preferred Stock of any Reserved Shares, as defined in this Section 6E. For purposes hereof the term "Reserved Shares" shall mean and include: (i) up to an aggregate of 1,052,632 shares (appropriately adjusted to reflect the occurrence of any event described in Section 6F of Common Stock to directors, officers, employees or consultants of the corporation in connection with their service as directors of the corporation, their employment by the corporation or their retention as consultants by the corporation, plus such number of shares of Common Stock which are repurchased by the corporation from such persons after such date pursuant to contractual rights held by the corporation and at repurchase prices not exceeding the respective original purchase prices paid by such persons to the corporation therefor (collectively, the "Employee Shares"); and (ii) such number of shares of Common Stock or other securities convertible or exchangeable therefor, as the corporation may issue for purposes of corporate business transactions, including joint venture, product development, acquisition of a division or product line by the corporation, with any such transaction and each issuance of capital stock to be subject to the prior approval of at least a majority of directors who are not regularly employed by the corporation or any wholly-owned subsidiary thereof and, if requested by the Director representative of the holders of Series A Preferred Stock, based upon projected growth and earnings analysis validated by a third party mutually acceptable to both the corporation and the Director representative of the holders of Series A Preferred Stock that
     (i) the issuance of such shares by the corporation shall be accretive to earnings by at least 10% over the ensuing twelve (12) months; and (ii) the sales revenue growth rate of the corporation over the ensuing twelve (12) months shall be at least equal to the corporation's historical sales growth rate during the prior year (the "Transaction Shares").

               6F.  Subdivision or Combination of Common Stock.  In case the
                    ------------------------------------------
     corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

               6G.  Reorganization or Reclassification.  If any capital
                    ----------------------------------
     reorganization or reclassification of the capital stock of the corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

               6H.  Notice of Adjustment.  Upon any adjustment of the Conversion
                    --------------------
     Price, then and in each such case the corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Series A Preferred Stock at the address of such holder as shown on the books of the corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

               6I.  Other Notices.  In case at any time:
                    -------------

               (i) the corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

               (ii) the corporation shall offer for subscription pro rata to the
                                                                 --- ----
     holders of its Common Stock any additional shares of stock of any class or other rights;

               (iii) there shall be any capital reorganization or reclassification of the capital stock of the corporation, or a consolidation or merger of the corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

               (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the corporation;

     then, in any one or more of said cases, the corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Series A Preferred Stock at the address of such holder as shown on the books of the corporation, (x) at least twenty (20) days' prior written notice of the date on which the books of the corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, and (y) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (x) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (y) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

               6J.  Stock to be Reserved.  The corporation will at all times
                    --------------------
     reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Preferred Stock. The corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Certificate of Incorporation, as amended.

               6K.  No Reissuance of Series A Preferred Stock.  Shares of Series
                    -----------------------------------------
     A Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

               6L.  Issue Tax.  The issuance of certificates for shares of
                    ---------
     Common Stock upon conversion of Series A Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred Stock which is being converted.

               6M.  Closing of Books.  The corporation will at no time close its
                    ----------------
     transfer books against the transfer of any Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion of such Series A Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

               6N.  Definition of Common Stock.  As used in this Section 6, the
                    --------------------------
     term "Common Stock" shall mean and include the corporation's authorized Common Stock, par value $.001 per share, as constituted on the date of filing of these terms of the Series A Preferred Stock, and shall also include any capital stock of any class of the corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series A Preferred Stock shall include only shares designated as Common Stock of the corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in
     Section 6G.

               6O.  Mandatory Conversion.  If at any time the corporation shall
                    --------------------
     effect a firm commitment underwritten public offering of shares of Common Stock in which (i) the gross proceeds received by the corporation from such public offering shall be at least $10,000,000 and (ii) the price paid by the public for such shares shall be at least $5.00 per share (appropriately adjusted to reflect the occurrence of any event described in Section 6F, then effective upon the closing of the sale of such shares by the corporation pursuant to such public offering, all outstanding shares of Series A Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this Section 6. In addition, upon the approval of holders representing at least 66 2/3% of the outstanding Series A Preferred Stock, or at such time as only 200,000 shares (subject to equitable adjustments for stock splits, stock dividends and the like) of Series A Preferred Stock remain outstanding, all outstanding shares of Series A Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this Section 6. Holders of shares of Series A Preferred Stock so converted may deliver to the corporation at its principal office (or such other office or agency of the corporation as the corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to Section 6C. Until such time as a holder of shares of Series A Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

          7.  Redemption.  The shares of Series A Preferred Stock shall be
              ----------
     redeemed as follows:

               7A.  Mandatory Redemption.  At any time after August  __, 2001
                    --------------------
     upon the written request of holders of not less than a majority of the then outstanding shares of Series A Preferred Stock, the corporation shall be obligated to redeem from each holder of shares of Series A Preferred Stock, all of the shares of Series A Preferred Stock held by such holder, with such redemption to be completed within ninety (90) days of the date the notice of redemption is delivered to the corporation (the "Redemption Date").

               7B.  Redemption Price and Payment.  The shares of Series A
                    ----------------------------
     Preferred Stock to be redeemed on the Redemption Date shall be redeemed by paying for each such share in cash an amount equal to $2.50 per share plus, in the case of each share, an amount equal to all dividends declared but unpaid thereon, computed to the Redemption Date (such amount being referred to as the "Redemption Amount"). Such payment shall be made in full on the Redemption Date to all the holders entitled thereto, pro rata, based on the relative number of shares being redeemed by each such holder.

               7C.  Redemption Mechanics.  At least 20 but not more than 30 days
                    --------------------
     prior to the Redemption Date, written notice (the "Redemption Notice") shall be given by the corporation by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series A Preferred Stock notifying such holder of the redemption and specifying the Redemption Amount, the Redemption Date and the place where said Redemption Amount shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Amount, all rights of holders of shares of Series A Preferred Stock (except the right to receive the Redemption Price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the corporation legally available for redemption of shares of Series A Preferred Stock on the Redemption Date are insufficient to redeem the total number of outstanding shares of Series A Preferred Stock, the holders of shares of Series A Preferred Stock shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the corporation are legally available for the redemption of such shares of Series A Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

               7D.  Default.  If the corporation fails to redeem the Series A
                    -------
     Preferred Stock in full as called for, the corporation shall be obligated to pay an additional interest amount to the holders of outstanding Series A Preferred Stock based on the Redemption Amount outstanding ("Redemption Interest") payable in cash quarterly in arrears at the initial rate of 8% per annum calculated from the date of the redemption notice, increasing one point each successive calendar quarter (or portion thereof) during which the full outstanding Redemption Amount balance (plus Redemption Interest, if any) is not paid in full. In the event that the corporation does not pay such Redemption Interest in full within one hundred twenty (120) days following the date of the redemption notice, then all accrued and unpaid Redemption Interest shall be due and payable in kind in the form of additional shares of Series A Preferred Stock, at an assumed value of $2.50 per share, in an amount equal to the Redemption Interest ("PIK Interest") until such time as the corporation has sufficient legal capital available to pay the Redemption Interest in cash. Any and all outstanding Redemption Interest amounts shall be included as being due and payable to the holders of Series A Preferred Stock for purposes of determining the Stated Preference upon any liquidation under Section 3.

               7E.  Redeemed or Otherwise Acquired Shares to be Retired.  Any
                    ---------------------------------------------------
     shares of Series A Preferred Stock redeemed pursuant to this Section 6 or otherwise acquired by the corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series A Preferred Stock.

          8.  Amendments.  No provision of these terms of the Series A Preferred
              ----------
     Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, except for those provisions which expressly call for a greater number or percentage of shares of Series A Preferred Stock.

          9.  Relative Rights of Common Stock and Preferred Stock.  All
              ---------------------------------------------------
     preferences, voting powers, relative, participating, optional or other specific rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of Preferred Stock.

          10.  Voting Rights.  Except as otherwise required by law or this
               -------------
     Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation.

          11.  Dividends.  Subject to the preferential rights of the Preferred
               ---------
     Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

          12.  Dissolution, Liquidation or Winding Up.  In the event of any
               --------------------------------------
     dissolution, liquidation or winding up of the affairs of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Certificate of Incorporation, to receive all of the remaining assets of the corporation or whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

          The preferred stock may be issued from time to time in one or more series. The Board of Directors of the corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of preferred stock shall include, but not be limited to, determining the following:

               (a) the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

               (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

               (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of preferred stock;

               (d) whether the shares of such series shall be subject to redemption either by the corporation or the holders thereof, and, if so, the times, prices and other conditions of such redemption;

               (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the corporation;

               (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and the manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

               (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of preferred stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

               (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the common stock or shares of stock of any other class or any other series of preferred stock;

               (i) the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of preferred stock or of any other class; and

               (j) any other powers, preferences and relative, participating, optional and other specific rights, and any qualifications, limitations and restrictions, thereof.

          The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

                                   ARTICLE V

          The corporation is to have perpetual existence.

                                   ARTICLE VI

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          1.   To make, alter or repeal the by-laws of the corporation.

          2. To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

          3. To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          4. By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

          5. When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

                                  ARTICLE VII

          Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

                                  ARTICLE VIII

          Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation.

                                   ARTICLE IX

          The corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE X

          1.   Limitation of Liability.  To the fullest extent permitted by the
               -----------------------
General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

          2.   Amendments.  Neither any amendment nor repeal of this Article X,
               ----------
nor the adoption of any provision of the corporation's Certificate of Incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this Article X, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article X, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

                                   ARTICLE XI

          1. Every person who is or was a director or officer of the corporation shall be indemnified by the corporation to the fullest extent allowed by Section 145 of the Delaware General Corporation Law against all liabilities and expenses imposed upon or incurred by that person in connection with any proceeding in which that person may be made, or threatened to be made, a party, or in which that person may become involved by reason of that person being or having been a director or officer or of serving or having served in any capacity with any other enterprise at the request of the corporation, whether or not that person is a director or officer or continues to serve the other enterprise at the time the liabilities or expenses are imposed or incurred.

          2. To the fullest extent permitted by applicable law, the corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the corporation (and any other persons to which Delaware law permits the corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, votes of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders and others.

                                  ARTICLE XII

          The following provisions shall be effective immediately after the corporation consummates the closing of a sale of shares of Common Stock made pursuant to a firm commitment underwritten public offering of Common Stock in which (i) the gross proceeds received by the corporation from such public offering are at least ten million dollars and (ii) the price paid by the public for such shares is at least $9.50:

          1. No action shall be taken by the shareholders of the corporation except at an annual or special meeting of the stockholders called in accordance with the By-laws of the corporation and no action shall be taken by the stockholders by written consent.

          2. Upon the later of the date on which this Restated Certificate of Incorporation is filed with the Secretary of State of Delaware and the date on which this Article XII becomes effective in accordance with its terms (such later date being referred to herein as the "Effective Date"), the Board of Directors of the corporation shall be divided into three classes, the respective terms of office of which shall end in successive years . The number of directors on the Board shall be determined in accordance with the by-laws of the corporation. The number of directors in each class shall be as nearly equal as possible, except that no director shall be moved from one class to another class in order to attain equality or near equality in the size of the respective classes. Such classes shall be designated as "Class I", "Class II" and "Class III". Unless they are elected to fill vacancies or elected pursuant to the next paragraph, the directors in each class shall hold office until the third successive annual meeting of shareholders after their election and until their successors shall have qualified, such that at each annual meeting of shareholders only one class of directors shall be elected. In the event that a director is elected to fill a vacancy, the term of such director shall expire at the next annual meeting of shareholders.

          At the meeting of shareholders at which this Restated Certificate of Incorporation was adopted by the shareholders of the corporation, the shareholders of the corporation elected directors and designated which of the elected directors shall serve in each of the classes specified above as of the Effective Date, the Class I directors to serve a one year term initially, the Class II directors to serve a two year term initially and the Class III directors to serve a three year term initially (with all Classes thereafter being elected for three year terms). If, on the Effective Date, a person elected as a director at such meeting remains on the Board, such person shall serve in the Class so designated by the shareholders at such meeting. If any person so elected ceases to serve on the Board prior to the Effective Date (such person, a "Vacating Director") and the Board appoints another person (the "New Director") to fill the vacancy of the Vacating Director, the term of the New Director shall expire at the next annual meeting of shareholders.

          Notwithstanding any provision herein to the contrary, the provisions of this Article XII, including without limitation this paragraph, shall not be amended unless any such amendment is approved by holders of at least two thirds of the outstanding capital stock of each class of capital stock entitled to vote thereon.


          IN WITNESS WHEREOF, Bionx Implants, Inc. has caused this certificate to be signed by David W. Anderson, its President, and Michael J. O'Brien, its Secretary, this 24th day of February, 1997.

                              /s/ David W. Anderson
                              ___________________________________
                              David W. Anderson, President


                              /s/ Michael J. O'Brien
                              ___________________________________
                              Michael J. O'Brien, Secretary